Exhibit 10.1

UNIT CORPORATION

RESTRICTED STOCK BONUS AGREEMENT

Under the Unit Corporation

Employee Stock Bonus Plan

This Restricted Stock Agreement (this "Agreement"), made and entered into as of December 13, 2005 (the "Effective Date"), by and between Unit Corporation, a Delaware corporation (the "Company"), and __________________ (the "Grantee").

The Company has adopted and its stockholders have approved the Unit Corporation Employee Stock Bonus Plan formerly known as the Unit Drilling And Exploration Company Employee Bonus Plan (Restated Effective as of May 3, 1995) (the "Plan") under which the Board has authority to grant stock bonuses to persons who are employees of the Company or any subsidiary of the Company.

In consideration of the presently existing relationship between the Company and the Grantee, and as an additional inducement to Grantee to remain in the employ of the Company or its subsidiary or to maintain Grantee's relationship with the Company or its subsidiary and in order to provide a means for Grantee to acquire a proprietary interest in the Company, it is agreed between the Company and Grantee as follows:

1.          Defined Terms. The following are definitions of certain terms as used in this Agreement:

(a)        "Beneficial Ownership" (including correlative terms) shall have the same meaning given that term in Rule 13d-3 promulgated under the Exchange Act.

(b)	"Board" means the Board of Directors of the Company.

(c)        "Change of Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i) On the close of business on the tenth day following the time the Company learns of the acquisition by any individual entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (D) any acquisition by any corporation pursuant to a transaction with complies with clauses (i), (ii) and (iii) of subsection (iii) of this definition; and (E) if the Board of Directors of the Company determines in good faith that a Person became the beneficial owner of 15% or more of the Outstanding Company Common Stock inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Outstanding Company Common Stock that would cause a Change of Control or (B) such Person was aware of the extent of its beneficial ownership of Outstanding Company Common Stock but had no actual knowledge of the consequences of such beneficial ownership under this Plan) and without any intention of changing or influencing control of the Company, then the beneficial ownership of Outstanding Company Common Stock by that Person shall not be deemed to be or to have become a Change of Control for any purposes of this Plan unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of beneficial ownership of a sufficient number of Outstanding Company Common Stock so that such Person's beneficial ownership of Outstanding Company Common Stock would no longer otherwise qualify as a Change of Control.

(ii) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 70% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of Directors and (iii) individuals who were members of the Incumbent Board will constitute a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction; or

(iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

(d)	"Code" means the Internal Revenue Code of 1986, as amended.
(e)	"Committee" means the Compensation Committee of the Board.

(f)         "Disability" shall mean the inability of the Grantee to perform substantially all the duties of his or her employment position with the Company or Subsidiary by reason of any medically determinable physical or mental impairment which is expected to be permanent and continues for more than 180 days.

(g)        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(h)        "Fair Market Value" of a share of Stock as of a given date shall be: (i) if the Stock is listed or admitted to trading on an established stock exchange (including, for this purpose, the New York Stock Exchange), the last sale price for a share of Stock (or, if not so reported, such other nationally recognized reporting source as the Committee shall select) for such date, or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; (ii) if the Stock is not then listed or admitted to trading on such a stock exchange, the mean of the closing representative bid and asked prices for the Stock on such date as reported by the Nasdaq Small Cap Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Stock in the over-the-counter market), or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above are practicable, the fair market value of a share of Stock determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date.

(i)         "Non-Control Acquisition" means an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interests is owned, directly or indirectly, by the Company (a "Related Entity"); or (ii) the Company or any Related Entity.

(j)         "Person" means "person" as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of such persons.

(k)        "Plan" shall mean the Unit Corporation Employee Stock Bonus Plan, including any amendments thereto.

(l)         "Restricted Shares" shall mean ___________ shares of the $0.20 cents par value Common Stock of the Company.

(m)       "Securities Act" means the Securities Act of 1933, as it may be amended from time to time, including the regulations and rules promulgated thereunder and successor provisions and regulations and rules thereto.

(n)        "Voting Securities" means all of the outstanding voting securities of the Company entitled to vote generally in the election of the Board.

2.          Grant of Stock. The Company hereby grants to Grantee, subject to the terms of this Agreement and the terms of the Plan, the Restricted Shares.

3.          Terms and Conditions of the Grant. The foregoing grant of Restricted Shares is be subject to the following terms and conditions:

(a)        Issuance. Promptly after the signing of this Agreement, the Company shall cause the Restricted Shares to be issued in the Grantee's name. The Restricted Shares shall be held in the custody of the Company or its designee for the Grantee's account. The Restricted Shares shall be subject to the restrictions described in this Agreement. The certificate(s) that represent the Restricted Shares shall bear appropriate legends with respect to the restrictions described in this Agreement.

(b)        Vesting. The interest of the Grantee in the Restricted Shares shall vest as to one-half of such Restricted Shares (____ shares) on January ___, 2007, and as to the final one-half (_____ shares) on January ___, 2008, so as to be 100 percent vested on January

___, 2008, conditioned on Grantee's continued employment with the Company as of each vesting date.

(c)	Restrictions.

(i)         No portion of the Restricted Shares or rights granted under this Agreement may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Grantee until that portion of the Restricted Shares becomes vested in accordance with Section 3(b) of this Agreement. The period of time between the date of this Agreement and the date all Restricted Shares become vested is referred to in this Agreement as the "Restriction Period."

(ii)         Except as provided in Section 3(c)(iii), if Grantee's employment with the Company is terminated for any reason, the balance of the Restricted Shares subject to the provisions of this Agreement which has not vested at the time of Grantee's termination of employment shall be forfeited by Grantee, and ownership transferred back to the Company.

(iii)        All of the Grantee's unvested Restricted Shares shall become vested on Grantee's death or Disability, or on a Change of Control.

(d)         Grantee's Stockholder Rights. During the Restriction Period, Grantee shall have all the rights of a stockholder with respect to the Restricted Shares except for the right to transfer the Restricted Shares, as set forth in Section 3(c)(i) of this Agreement. Accordingly, Grantee shall have the right to vote the Restricted Shares and to receive any cash dividends paid to or made with respect to the Restricted Shares, provided, however, that dividends paid, if any, with respect to the Restricted Shares which have not vested at the time of the dividend payment shall be held in the custody of the Company and shall be subject to the restrictions that apply to the corresponding Restricted Shares.

4.          Changes in Stock. In the event that as a result of (a) any stock dividend, stock split or other change in the Restricted Shares, or (b) any merger or sale of all or substantially all of the assets or other acquisition of the Company, and by virtue of such change, the Grantee shall in his or her capacity as the owner of unvested Restricted Shares which have been awarded to him or her (the "Prior Stock") be entitled to new or additional or different shares or securities, the new or additional or different shares or securities shall be considered to be unvested Restricted Shares and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock under this Agreement.

5.          Taxes and Tax Consequences.

(a)        The Grantee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Restricted Shares under this Agreement. Before the Company shall be required to deliver to Grantee a certificate representing any vested Restricted Shares Grantee must first deliver to the Company any taxes which the Company is required to withhold from the Grantee in regard to the vested Restricted Shares. The Grantee may satisfy this tax requirement by directing the Company to withhold the taxes from other compensation due from the Company to the Grantee or by having the Company retain Restricted Shares having a Fair Market Value equal to the Company's minimum withholding obligation.

(b)        Grantee has reviewed with his own tax advisor(s) the federal, state, and local tax consequences of this acquisition of the Restricted Shares and the other transactions contemplated by this Agreement. Grantee is relying solely on such advisor(s) and not on any statements or representations of the Company or any of its agents. Grantee understands and agrees that he, and not the Company, shall be responsible for his own tax liability that may arise as a result of the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price, if any, for the Restricted Shares and the Fair Market Value of the Restricted Shares as of the date any restrictions on the Restricted Shares terminate or lapse. In this context, "restrictions" includes the restrictions pursuant to Section 3(c) of this Agreement. Grantee understands that he may elect to be taxed at the time the Restricted Shares are granted, rather than when and as the restrictions terminate or lapse (if ever), by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the Effective Date. GRANTEE ACKNOWLEDGES THAT IT IS HIS SOLE REPSONSIBILITY (AND NOT THE COMPANY'S) TO FILE TIMELY THE ELECTION UNDER SECTION 83(B), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THAT FILING ON HIS BEHALF.

6.          Grantee Representations.

(a)        Grantee acknowledges receipt of a copy of the Plan and represents that Grantee is familiar with the terms and provisions of the Plan and hereby accepts the grant of Restricted Shares represented by this Agreement subject to all these terms and provisions. Grantee represents that Grantee has reviewed this Agreement, has had an opportunity to obtain the advice of counsel before signing this Agreement, and fully understands all of the terms and conditions of this Agreement and the Plan.

(b)        Grantee represents that Grantee is acquiring the Restricted Shares for investment purposes and not with a view to the distribution of the Restricted Shares.

Grantee further agrees that Grantee will not sell or otherwise transfer any Restricted Shares, except under an effective registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws or under an applicable exemption from those registration requirements.

7.          Miscellaneous.

(a)        The Company shall not be required to (i) transfer on its books any Restricted Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of those shares, to accord the right to vote as to those shares or to pay dividends in regard to those shares to any transferee to whom those shares shall have been transferred.

(b)        The parties agree to sign such further instruments and to take such actions as may be reasonably be necessary to carry out the intent of this Agreement.

(c)        Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given on delivery to the Grantee at Grantee's address on file with the Company. Any notice to the Company shall be given to:

General Counsel

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

(d)        This Agreement shall not be construed so as to grant to the Grantee any right to remain in the employ of the Company or any of its subsidiaries.

(e)        The parties agree that the Company shall have no further obligation to the Grantee relating to the grant of the Restricted Shares except as stated in this Agreement.

(f)         This Agreement may be amended only by a writing signed by the Company and the Grantee that specifically states that it is amending this Agreement. Despite the foregoing, this Agreement may be amended solely by the Committee without the Grantee's written consent by a writing which specifically states that it is amending this Agreement, provided that a copy of the amendment is delivered to the Grantee, and provided further that the amendment does not adversely affect the rights of the Grantee under this Agreement. Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Grantee, the provisions of the Restricted Stock or this Agreement in any way it deems necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decisions, provided that any such change shall be applicable only to shares of Restricted Stock which are than subject to restrictions as provided in this Agreement.

(g)        This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

(h)        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

(i)         This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, trustees, successors and assigns.

Signed as of the day and year first above written.

Unit Corporation

By:	______________________________
Title:	______________________________

Grantee:	___________________________
Printed Name:	________________________